Exhibit 99.1

FOR IMMEDIATE RELEASE

Institutional Investors:
Peter Sands
W. P. Carey Inc.
212-492-1110
psands@wpcarey.com

Individual Investors:
W. P. Carey Inc.
1-800-WP CAREY
ir@wpcarey.com

Press Contact:
Guy Lawrence
Ross & Lawrence
212-308-3333
gblawrence@rosslawpr.com

W. P. Carey Inc. Announces First Quarter 2014 Financial Results

New York, NY – May 8, 2014 – W. P. Carey Inc. (NYSE: WPC) (W. P. Carey or the Company), a global net-lease real estate investment trust, today reported its financial results for the first quarter ended March 31, 2014.

Financial Update – First Quarter 2014

•	Revenues of $209.2 million and revenues, excluding reimbursable expenses, of $163.4 million

•	AFFO of $118.2 million, equivalent to $1.31 per diluted share

•	Quarterly dividend of $0.895, equivalent to an annualized dividend rate of $3.58 per share

•	Affirm full year 2014 AFFO guidance range of $4.40 to $4.65 per diluted share

Business Update – First Quarter 2014

•	Closed merger with CPA®:16 – Global

•	Issued $500.0 million of Senior Unsecured Notes

•	Structured $374.8 million of investments on behalf of our Managed REITs

•	Raised $416.6 million on behalf of our Managed REITs

•	Acquired one property for $43.1 million

•	Disposed of nine properties for total proceeds of $127.7 million

•	Owned portfolio occupancy of 98.3%

MANAGEMENT COMMENTARY

“We had an active first quarter, significantly increasing the size of our owned real estate portfolio through the closing of our merger with CPA®:16 – Global, and taking initial steps towards our long-term goal of becoming a primarily unsecured borrower, including the successful completion of an inaugural $500 million Senior Unsecured Note offering,” said W. P. Carey President and CEO, Trevor Bond. “We also completed close to $420 million of acquisitions, in

W. P. Carey Inc. 3/31/2014 Earnings Release 8-K – 1

aggregate, for our owned and managed real estate portfolios, and raised over $400 million on behalf of our Managed REITs.”

QUARTERLY FINANCIAL RESULTS

Revenues

•
Total Company: Revenues, excluding reimbursable costs, for the 2014 first quarter totaled $163.4 million, up 45.1% from $112.6 million for the 2013 fourth quarter, and up 79.7% from $90.9 million for the 2013 first quarter. In each case the increase was due primarily to additional real estate revenues from properties acquired in the Company’s merger with CPA®:16 – Global, which closed on January 31, 2014 (the CPA®:16 Merger).

•
Real Estate Ownership: Real estate revenues, excluding reimbursable tenant costs, for the 2014 first quarter were $129.2 million, up 64.6% from $78.5 million for the 2013 fourth quarter, and up 76.1% from $73.4 million for the 2013 first quarter. In each case the increase was due primarily to additional lease revenues from properties acquired in the CPA®:16 Merger.

•
Investment Management: Revenues from affiliates, excluding reimbursable costs, for the 2014 first quarter were $34.2 million, virtually unchanged from $34.1 million for the 2013 fourth quarter as higher dealer manager fees were almost completely offset by the cessation of asset management revenue from CPA®:16 – Global upon completion of the CPA®:16 Merger and by lower structuring revenue. Compared to the 2013 first quarter, revenues from affiliates, excluding reimbursable costs, increased 94.6% from $17.6 million, due primarily to higher structuring revenue and higher dealer manager fees.

Adjusted Funds from Operations (AFFO)

•
AFFO for the 2014 first quarter was $118.2 million, or $1.31 per diluted share, up 51.4% and 16.6%, respectively, from AFFO of $78.1 million, or $1.12 per diluted share, for the 2013 fourth quarter, due primarily to additional real estate revenues from properties acquired in the CPA®:16 Merger. Similarly, AFFO and AFFO per diluted share increased 63.7% and 26.7%, respectively, from $72.3 million, or $1.03 per diluted share, for the 2013 first quarter, due primarily to additional real estate revenues from properties acquired in the CPA®:16 Merger. Note: Further information concerning AFFO, a non-GAAP supplemental performance metric, is presented in the accompanying tables and related notes.

•	Per share data for the 2014 first quarter also reflects the issuance of approximately 30.7 million shares on January 31, 2014 in connection with the CPA®:16 Merger.

Dividend

•
As previously announced, on March 20, 2014 the Company’s Board of Directors declared a quarterly cash dividend of $0.895 per share, equivalent to an annualized dividend rate of $3.58 per share, which was paid on April 15, 2014 to stockholders of record as of the close of business on March 31, 2014. The dividend represented a 2.9% increase over the 2013 fourth quarter and was the Company’s 52nd consecutive quarterly increase.

AFFO GUIDANCE

•
The Company affirms its previously announced AFFO guidance range of $4.40 to $4.65 per diluted share for the 2014 full year. This guidance range reflects certain assumptions, substantially as described in a Form 8-K filed by the Company on January 27, 2014.

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BALANCE SHEET AND CAPITALIZATION

CPA®:16 Merger

•
As previously announced, on January 31, 2014 W. P. Carey merged with its publicly held, non-traded REIT affiliate, CPA®:16 – Global, immediately following which the Company’s owned portfolio consisted primarily of 702 leased properties, comprising 83.6 million square feet leased to 232 tenants, with an average lease term of 8.9 years and an occupancy rate of 98.4%.

•
In connection with the CPA®:16 Merger, the Company incurred expenses of $43.4 million during the 2014 first quarter, including $29.5 million within the Real Estate Ownership segment and $13.9 million of merger-related income tax expense within the Investment Management segment. Such expenses have been excluded from the calculation of AFFO as they are not part of our normal business operations and we believe that doing so provides a measure more comparable to REITs not currently engaged in mergers.

Senior Unsecured Credit Facility

•
As previously announced, on January 31, 2014 the Company closed a new credit agreement that increased the capacity of its unsecured line of credit from $625.0 million to $1.25 billion, comprised of a $1.0 billion revolver and a $250.0 million term loan.

Senior Unsecured Notes

•
As previously announced, on March 11, 2014 the Company priced an underwritten public offering of $500.0 million aggregate principal amount of 4.6% Senior Unsecured Notes due April 1, 2024, offered at 99.639% of the principal amount with a yield to maturity of 4.645%. The Company used the net proceeds from this offering primarily to pay down its prior senior unsecured credit facility.

Mortgage Prepayments

•
During the quarter, the Company prepaid several non-recourse mortgage loans with an aggregate outstanding principal balance of $116.8 million, in addition to scheduled mortgage loan principal payments totaling $16.7 million.

OWNED REAL ESTATE PORTFOLIO

Acquisitions and Dispositions

•
During the quarter, the Company completed one investment for $43.1 million and disposed of nine properties for total gross proceeds of $127.7 million, including four properties acquired in the CPA®:16 Merger.

Composition

•
As of March 31, 2014, the Company’s owned portfolio consisted of 700 net-leased properties, comprising 82.8 million square feet leased to 230 tenants, and four operating properties. As of that date, the average lease term of the net-leased portfolio was 8.7 years and the occupancy rate was 98.3%.

MANAGED REITs

•
W. P. Carey is the advisor to CPA®:17 – Global, CPA®:18 – Global (together the CPA® REITs) and Carey Watermark Investors Incorporated (CWI) (together the Managed REITs). At March 31, 2014, the Managed REITs, in aggregate, had total assets under management of approximately $7.3 billion.

W. P. Carey Inc. 3/31/2014 Earnings Release 8-K – 3

Acquisitions

•	During the quarter, the Company structured nine new investments totaling $374.8 million on behalf of the CPA® REITs.

Fundraising

•	During the quarter, the Company raised $399.0 million on behalf of CPA®:18 – Global in its initial public offering and $17.6 million on behalf of CWI in its secondary offering.

•	In May 2014, the board of directors of CPA®:18 – Global approved the discontinuation of sales of its class A common stock after June 30, 2014 in order to moderate the pace of its fundraising.

* * * * *

Supplemental Information

The Company has provided supplemental unaudited financial and operating information regarding the 2014 first quarter, including a description of non-GAAP financial measures and a reconciliation to GAAP measures, in a Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on May 8, 2014.

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Live Conference Call and Audio Webcast Scheduled for 11:00 a.m. Eastern Time
Please call to register at least 10 minutes prior to the start time.

Date/Time: Thursday, May 8, 2014 at 11:00 a.m. Eastern Time
Call-in Number: +1-877-317-6789 (US) or +1-412-317-6789 (international)
Audio Webcast: www.wpcarey.com/earnings

Conference Call Replay

Replay Number: 1-877-344-7529 (US) or +1-412-317-0088 (international)
Replay Passcode: 10044261
Available until May 22, 2014 at 9:00 a.m. Eastern Time.
Podcast: www.wpcarey.com/podcast
Available after 2:00 p.m. Eastern Time.

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W. P. Carey Inc.
W. P. Carey Inc. is a leading global net-lease REIT that provides long-term sale-leaseback and build-to-suit financing solutions for companies worldwide. At March 31, 2014, the Company had an enterprise value of approximately $9.5 billion. In addition to its owned portfolio of diversified global real estate, W. P. Carey manages a series of non-traded REITs with assets under management of approximately $7.3 billion. Its corporate finance-focused credit and real estate underwriting process is a constant that has been successfully leveraged across a wide variety of industries and property types. Furthermore, its portfolio of long-term leases with creditworthy tenants has an established history of generating stable cash flows, enabling it to deliver consistent and rising dividend income to investors for over four decades.
www.wpcarey.com

W. P. Carey Inc. 3/31/2014 Earnings Release 8-K – 4

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Cautionary Statement Concerning Forward-Looking Statements:

Certain of the matters discussed in this communication constitute forward-looking statements within the meaning of the Act and the Exchange Act, both as amended by the Private Securities Litigation Reform Act of 1995. The forward-looking statements include, among other things, statements regarding the intent, belief, or expectations of W. P. Carey and can be identified by the use of words such as “may,” “will,” “should,” “would,” “assume,” “outlook,” “seek,” “plan,” “believe,” “expect,” “anticipate,” “intend,” “estimate,” “forecast,” and other comparable terms. These forward-looking statements include, but are not limited to, statements regarding the benefits of the CPA®:16 Merger, annualized dividends, funds from operations coverage, integration plans and expected synergies, and anticipated future financial and operating performance and results, including estimates of growth. These statements are based on the current expectations of the management of W. P. Carey. It is important to note that W. P. Carey’s actual results could be materially different from those projected in such forward-looking statements. There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Other unknown or unpredictable factors could also have material adverse effects on future results, performance, or achievements of W. P. Carey. Discussions of some of these other important factors and assumptions are contained in W. P. Carey’s filings with the SEC and are available at the SEC’s website at http://www.sec.gov, including Item 1A.  Risk Factors in W. P. Carey’s Annual Report on Form 10-K for the year ended December 31, 2013 as filed with the SEC on March 3, 2014. In light of these risks, uncertainties, assumptions, and factors, the forward-looking events discussed in this communication may not occur. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this communication, unless noted otherwise. Except as required under the federal securities laws and the rules and regulations of the SEC, W. P. Carey does not undertake any obligation to release publicly any revisions to the forward-looking statements to reflect events or circumstances after the date of this communication or to reflect the occurrence of unanticipated events.

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W. P. Carey Inc. 3/31/2014 Earnings Release 8-K – 5

W. P. CAREY INC.
Consolidated Balance Sheets
(in thousands)
	March 31, 2014	December 31, 2013
Assets
Investments in real estate:
Real estate, at cost	$4,487,928	$2,516,325
Operating real estate, at cost	84,494	6,024
Accumulated depreciation	(193,370)	(168,958)
Net investments in properties	4,379,052	2,353,391
Net investments in direct financing leases	898,335	363,420
Assets held for sale	95,209	86,823
Equity investments in real estate and the Managed REITs	186,965	530,020
Net investments in real estate	5,559,561	3,333,654
Cash and cash equivalents	198,947	117,519
Due from affiliates	32,497	32,034
Goodwill	700,024	350,208
In-place lease intangible assets, net	997,520	467,127
Above-market rent intangible assets, net	595,430	241,975
Other assets, net	255,489	136,433
Total Assets	$8,339,468	$4,678,950

Liabilities and Equity
Liabilities:
Non-recourse debt	$2,961,999	$1,492,410
Senior credit facility and unsecured term loan	366,278	575,000
Senior unsecured notes	498,210	—
Below-market rent and other intangible liabilities, net	182,741	128,202
Accounts payable, accrued expenses and other liabilities	291,038	166,385
Deferred income taxes	89,250	39,040
Distributions payable	90,079	67,746
Total liabilities	4,479,595	2,468,783
Redeemable noncontrolling interest	7,303	7,436

Equity:
W. P. Carey stockholders’ equity:
Preferred stock (None issued)	—	—
Common stock	100	69
Additional paid-in capital	4,016,019	2,256,503
Distributions in excess of accumulated earnings	(302,799)	(318,577)
Deferred compensation obligation	29,342	11,354
Accumulated other comprehensive income	17,443	15,336
Less: treasury stock at cost	(60,948)	(60,270)
Total W. P. Carey stockholders’ equity	3,699,157	1,904,415
Noncontrolling interests	153,413	298,316
Total equity	3,852,570	2,202,731
Total Liabilities and Equity	$8,339,468	$4,678,950

W. P. Carey Inc. 3/31/2014 Earnings Release 8-K – 6

W. P. CAREY INC.
Consolidated Statements of Income
(in thousands, except share and per share amounts)
	Three Months Ended
	March 31, 2014	December 31, 2013	March 31, 2013
Revenues
Real estate revenues:
Lease revenues	$123,213	$77,479	$72,460
Reimbursable tenant costs	6,030	3,532	3,117
Operating property revenues	4,993	250	227
Other	1,000	753	679
	135,236	82,014	76,483
Revenues from affiliates (Investment Management):
Reimbursable costs	39,732	22,878	11,968
Structuring revenue	17,750	19,050	6,342
Asset management revenue	9,777	11,341	10,015
Dealer manager fees	6,676	3,526	1,223
Incentive, termination and subordinated disposition revenue	—	199	—
	73,935	56,994	29,548
	209,171	139,008	106,031
Operating Expenses
Depreciation and amortization	52,782	32,141	29,376
Reimbursable tenant and affiliate costs	45,762	26,410	15,085
Merger and acquisition expenses	29,613	2,351	121
General and administrative	28,111	24,903	19,698
Property expenses, excluding reimbursable tenant costs	8,429	2,212	1,765
Stock-based compensation expenses	7,045	11,765	9,149
Impairment charges	—	5,294	—
	171,742	105,076	75,194
Other Income and Expenses
Gain on change in control of interests	103,574	—	—
Net income from equity investments in real estate and the Managed REITs	14,262	354	10,656
Interest expense	(39,075)	(26,132)	(25,584)
Other income and (expenses)	(5,372)	2,795	1,399
	73,389	(22,983)	(13,529)
Income from continuing operations before income taxes	110,818	10,949	17,308
(Provision for) benefit from income taxes	(2,221)	1,798	1,208
Income from continuing operations	108,597	12,747	18,516
Income (loss) from discontinued operations, net of tax	6,135	36,113	(2,677)
Net Income	114,732	48,860	15,839
Net income attributable to noncontrolling interests	(1,578)	(25,624)	(1,708)
Net (income) loss attributable to redeemable noncontrolling interest	(262)	(214)	50
Net Income Attributable to W. P. Carey	$112,892	$23,022	$14,181
Basic Earnings Per Share
Income from continuing operations attributable to W. P. Carey	$1.19	$0.14	$0.25
Income (loss) from discontinued operations attributable to W. P. Carey	0.07	0.19	(0.05)
Net Income Attributable to W. P. Carey	$1.26	$0.33	$0.20
Diluted Earnings Per Share
Income from continuing operations attributable to W. P. Carey	$1.18	$0.14	$0.24
Income (loss) from discontinued operations attributable to W. P. Carey	0.07	0.19	(0.04)
Net Income Attributable to W. P. Carey	$1.25	$0.33	$0.20
Weighted Average Shares Outstanding
Basic	89,366,055	68,607,619	68,967,209
Diluted	90,375,311	69,628,498	69,975,293
Amounts Attributable to W. P. Carey
Income from continuing operations, net of tax	$106,609	$9,830	$17,135
Income (loss) from discontinued operations, net of tax	6,283	13,192	(2,954)
Net Income	$112,892	$23,022	$14,181
Distributions Declared Per Share	$0.895	$0.980	$0.820

W. P. Carey Inc. 3/31/2014 Earnings Release 8-K – 7

W. P. CAREY INC.
Reconciliation of Net Income to Adjusted Funds From Operations (AFFO) (Unaudited)
(in thousands, except share and per share amounts)

	Three Months Ended
	March 31, 2014	December 31, 2013	March 31, 2013
Real Estate Ownership
Net income from Real Estate Ownership attributable to W. P. Carey	$110,407	$21,021	$16,692
Adjustments:
Depreciation and amortization of real property	51,620	31,390	29,687
Impairment charges	—	6,790	3,279
(Gain) loss on sale of real estate, net	(3,176)	(39,422)	931
Proportionate share of adjustments to equity in net income of partially-owned entities to arrive at FFO	1,265	4,917	3,154
Proportionate share of adjustments for noncontrolling interests to arrive at FFO	(3,492)	18,549	(4,267)
Total adjustments	46,217	22,224	32,784
FFO (as defined by NAREIT) - Real Estate Ownership	156,624	43,245	49,476
Adjustments:
Gain on change in control of interests (a)	(103,361)	—	—
Merger and acquisition expenses (b)	29,511	2,238	111
Loss on extinguishment of debt	7,463	1,399	74
Other gains, net	(3)	(97)	(270)
Other depreciation, amortization and non-cash charges	483	88	800
Stock-based compensation	220	(997)	174
Deferred tax benefit	(5,944)	(3,777)	(1,025)
Acquisition expenses (c)	100	89	—
Realized losses on foreign currency, derivatives and other	655	503	52
Amortization of deferred financing costs	873	792	511
Straight-line and other rent adjustments	(2,669)	(1,643)	(2,169)
Above- and below-market rent intangible lease amortization, net	13,486	7,374	7,256
Proportionate share of adjustments to equity in net income of partially-owned entities to arrive at AFFO	5	398	278
AFFO adjustments to equity earnings from equity investments	2,936	10,659	9,249
Hellweg 2 restructuring (d)	—	8,357	—
Proportionate share of adjustments for noncontrolling interests to arrive at AFFO	(1,417)	(1,858)	(1,561)
Total adjustments	(57,662)	23,525	13,480
AFFO - Real Estate Ownership	$98,962	$66,770	$62,956

Investment Management
Net income from Investment Management attributable to W. P. Carey	$2,485	$2,001	$(2,511)
FFO (as defined by NAREIT) - Investment Management	2,485	2,001	(2,511)
Adjustments:
Merger-related income tax expense (b)	13,867	—	—
Other depreciation, amortization and other non-cash charges	937	271	262
Stock-based compensation	6,823	12,761	8,975
Deferred tax (benefit) expense	(4,986)	(4,703)	2,253
Impairment charge on marketable security	—	553	—
Realized losses (gains) on foreign currency	6	(4)	2
Amortization of deferred financing costs	152	464	318
Total adjustments	16,799	9,342	11,810
AFFO - Investment Management	$19,284	$11,343	$9,299

Total Company
FFO (as defined by NAREIT)	$159,109	$45,246	$46,965
FFO (as defined by NAREIT) per diluted share	$1.76	$0.65	$0.67
AFFO	$118,246	$78,113	$72,255
AFFO per diluted share	$1.31	$1.12	$1.03
Diluted weighted average shares outstanding	90,375,311	69,628,498	69,975,293

W. P. Carey Inc. 3/31/2014 Earnings Release 8-K – 8

__________

(a)
Gain on change in control of interests for the three months ended March 31, 2014 represents a gain of $73.1 million recognized on our previously-held interest in shares of CPA®:16 – Global common stock, and a gain of $30.5 million recognized on the purchase of the remaining interests in nine investments from CPA®:16 – Global, which we had previously accounted for under the equity method.

(b)
Amount for the three months ended March 31, 2014 included $29.5 million of merger expenses for the Real Estate Ownership segment and $13.9 million of merger-related income tax expense for Investment Management segment incurred in connection with the CPA®:16 Merger.

(c)	Prior to the second quarter of 2013, this amount was insignificant and therefore not included in the AFFO calculation.

(d)	In connection with the Hellweg 2 restructuring in October 2013, our share of the German real estate transfer tax incurred by Hellweg 2 during the three months ended December 31, 2013 was $8.4 million.

Non-GAAP Financial Disclosure

Funds from Operations, or FFO, is a non-GAAP measure defined by the National Association of Real Estate Investment Trusts, or NAREIT. NAREIT defines FFO as net income or loss (as computed in accordance with GAAP) excluding: depreciation and amortization expense from real estate assets, impairment charges on real estate, gains or losses from sales of depreciated real estate assets and extraordinary items; however, FFO related to assets held for sale, sold or otherwise transferred and included in the results of discontinued operations are included. These adjustments also incorporate the pro rata share of unconsolidated subsidiaries. FFO is used by management, investors and analysts to facilitate meaningful comparisons of operating performance between periods and among our peers. Although NAREIT has published this definition of FFO, companies often modify this definition as they seek to provide financial measures that meaningfully reflect their distinctive operations.

We modify the NAREIT computation of FFO to include other adjustments to GAAP net income to adjust for certain non-cash charges such as amortization of real estate-related intangibles, deferred income tax benefits and expenses, straight-line rents, stock compensation, gains or losses from extinguishment of debt and deconsolidation of subsidiaries and unrealized foreign currency exchange gains and losses. Our assessment of our operations is focused on long-term sustainability and not on such non-cash items, which may cause short-term fluctuations in net income but have no impact on cash flows. Additionally, we exclude acquisition expenses and non-core expenses such as merger expenses. Merger expenses are related to the CPA®:16 Merger. We also exclude realized gains/losses on foreign exchange and derivatives which are not considered fundamental attributes of our business plan and do not affect our overall long-term operating performance. We refer to our modified definition of FFO as AFFO. We exclude these items from GAAP net income as they are not the primary drivers in our decision making process and excluding those items provides investors a view of our portfolio performance over time and make it more comparable to other REITs which are currently not engaged in acquisitions, mergers and restructuring which are not part of our normal business operations. We use AFFO as one measure of our operating performance when we formulate corporate goals, evaluate the effectiveness of our strategies, and determine executive compensation.

We believe that AFFO is a useful supplemental measure for investors to consider because it will help them to better assess the sustainability of our operating performance without the potentially distorting impact of these short-term fluctuations. However, there are limits on the usefulness of AFFO to investors. For example, impairment charges and unrealized foreign currency losses that we exclude may become actual realized losses upon the ultimate disposition of the properties in the form of lower cash proceeds or other considerations. We use our FFO and AFFO measures as supplemental financial measures of operating performance. We do not use our FFO and AFFO measures as, nor should they be considered to be, alternatives to net earnings computed under GAAP or as alternatives to cash from operating activities computed under GAAP or as indicators of our ability to fund our cash needs.

W. P. Carey Inc. 3/31/2014 Earnings Release 8-K – 9